Exhibit 99.1

Tyme Provides Update on At-The-Market Financing Activity

NEW YORK, December 5, 2017 – Tyme Technologies, Inc. (Nasdaq:TYME), a clinical-stage biotechnology company developing cancer therapeutics, announced it has raised gross proceeds of approximately $5.0 million from its at-the-market (ATM) financing facility. Between November 6 and December 4, 2017, the Company sold approximately 1.2 million shares of Tyme common stock at an average price of $4.05 per share.

Canaccord Genuity, Inc., is acting as sole agent for the offering program. Besides this announcement, the Company does not intend to provide regular updates on ATM financing activity outside of standard quarterly reporting requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tyme

Tyme Inc. is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. Tyme’s lead clinical program, SM-88, is a first-in-class combination therapy in Phase II development for prostate cancer, and the Company is preparing to initiate an additional Phase II clinical trial in pancreatic cancer.

For more information, visit www.tymeinc.com.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, our completed studies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such as “anticipates,” “believes,” “designed,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data analysis, final results of additional clinical trials, or both, may be different from the preliminary data analysis and may not support further clinical development; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 12, 2017 (available at www.sec.gov). The data set forth in these updated analyses are not necessarily predictive of future patient or clinical data outcomes.

The information contained in this press release is as of release date and Tyme assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

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Contacts

Tyme Inc.

Jonathan Eckard

Chief Scientific Affairs Officer

jon.eckard@tymeinc.com

ICR Healthcare

Investors

Stephanie Carrington

Stephanie.Carrington@icrinc.com

646-277-1282

6 Degrees

Media

Sarah Hall

shall@6degreespr.com

215-313-5638